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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                   -------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 16, 2004

                                LIGHTBRIDGE, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

        DELAWARE                   000-21319                     04-3065140
(STATE OR OTHER JURISDIC-         (COMMISSION                 (IRS EMPLOYER
TION OF INCORPORATION)            FILE NUMBER)              IDENTIFICATION NO.)

            30 CORPORATE DRIVE, BURLINGTON, MASSACHUSETTS 01803
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (781) 359-4000

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

[  ]  WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE SECURITIES ACT
      (17 CFR 230.425)

[  ]  SOLICITING MATERIAL PURSUANT TO RULE 14a-12 UNDER THE EXCHANGE ACT
      (17 CFR 240.14a-12)

[  ]  PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14d-2(b) UNDER THE
      EXCHANGE ACT (17 CFR 240.14d-2(b))

[  ]  PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13e-4(c) UNDER THE
      EXCHANGE ACT (17 CFR 240.13e-4(c))




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ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On December 16, 2004, Lightbridge, Inc., a Delaware corporation ("Lightbridge" or the "Company"), announced a restructuring of its business in order to lower overall expenses to better align them with future revenue expectations.

The restructuring, committed to and completed on December 16, 2004, consisted of a total workforce reduction of about 36 positions together with cuts to overhead spending.

The restructuring is expected to produce approximately $4.2 million in annual pre-tax savings commencing in the first quarter of 2005.

The Company expects to incur a total of approximately $1.4 million of costs associated with the restructuring, all of which are related to termination benefits provided to terminated employees.

For the fourth quarter of 2004, the Company expects to record a restructuring charge of approximately $1.4 million associated with the workforce reduction.

The full text of the Company's press release reporting the restructuring is attached as Exhibit 99.1 to this report and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

 (c) EXHIBITS.


99.1 Press Release dated December 16, 2004, entitled "Lightbridge Announces Restructuring."


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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     LIGHTBRIDGE, INC.

                                     By: /s/ Timothy C. O'Brien
                                     ----------------------
                                     Timothy C. O'Brien
                                     Vice President, Finance and Administration,
                                     Chief Financial Officer and Treasurer

December 17, 2004